Exhibit 14

            Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Representations and Warranties" in Section 4.1 (i) of Appendix A and "The Acquired Fund's Financial Highlights" in Appendix E to the Proxy Statement/Prospectus of Rydex Series Funds relating to the reorganization of Security Cash Fund into U.S. Government Money Market Fund, a series of Rydex Series Fund, and to the incorporation by reference of our report dated February 25, 2009, with respect to the financial statements and financial highlights of the Security Cash Fund in this Registration Statement (Form N-14), filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
March 24, 2009

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   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in Appendix A to the Proxy Statement/Prospectus with respect to the U.S. Government Money Market Fund of Rydex Series Funds, and to the incorporation by reference in this Registration Statement (Form N-14) of Rydex Series Funds of our report on the U.S. Government Money Market Fund dated May 29, 2008, included in the 2008 Annual Report to shareholders.

/s/ ERNST & YOUNG LLP

McLean, Virginia
March 25, 2009